[ANDERSON ZURMUEHLEN & CO., P.C. LETTERHEAD]


                   Consent Of Independent Public Accountants

As independent public accountants, we hereby consent to the use of our reports (and to all references to our Firm) included in or made a part of this registration statement.

/s/

Helena, Montana
December 10, 1999